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Exhibit 10.21

                             TERMINATION AGREEMENT


     THIS TERMINATION AGREEMENT (the "Agreement") dated as of July 1, 1997 (the "Effective Date"), is between Electronic Data Systems Corporation ("EDS") and
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Allin Communication Corporation ("Allin").

RECITALS

     WHEREAS, EDS and Allin entered into (i) that certain Master Agreement dated December 16, 1996 (the "Master Agreement"), (ii) that certain Joint Marketing
                        ----------------
Agreement dated effective as of January 1, 1997 (the "Marketing Agreement");
                                                      -------------------

     Whereas, pursuant to the Master Agreement, Allin and EDS entered into that certain Authorization Letter No. 1996-01 (the "Authorization Letter"), dated
                                               ---------------------
December 16, 1996, pursuant to which EDS agreed to provide Allin with certain services and resources, as more particularly described therein, in consideration for the payments set forth therein;

     WHEREAS, Allin has requested that EDS accommodate Allin by entering into this Agreement providing for the early termination of the Authorization Letter; and

     WHEREAS, EDS is willing to make such accommodation to Allin upon the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Allin and EDS agree as follows:

1.  Definitions.  Capitalized terms used in this Agreement, to the extent not
    ------------
otherwise defined in this Agreement, shall have the same meaning as in the Master Agreement.

2.  Services.  EDS and Allin agree that the Authorization Letter, will terminate
    ---------
on July 1, 1997 (the "Termination Date").  On and after the Termination Date,
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Allin will have no further obligations under the Authorization Letter and EDS will have no further obligation to provide any of the services or resources set forth in the Authorization Letter. In addition, on or after the Termination Date, EDS will be under no obligation to provide the Transition Assistance more particularly described in Section 17 of the Master Agreement of any other service or resource set forth in the Master Agreement.

3.  Transition of Personnel.  As of the Termination Date, Allin will offer
    -----------------------
employment to those EDS employees listed in Schedule 3 (each, an "Employee
                                            ----------
Offeree") in accordance with Allin's normal employment policies; provided, however, that Allin acknowledges and agrees that EDS may, in its sole and absolute discretion, offer employment to any such Employee Offeree. In connection with the making of such offers of employment, it is the expectation of Allin and EDS that Allin will recognize and give credit for the respective years of service at EDS of each of the Employee Offerees for purposes of establishing the following benefits for the Employee Offerees at Allin; (i) Vacation; (ii) Eligibility for early retirement; (iii) Vesting in Allin's Retirement Plan, but not for determining the value of any Employee Offeree's accrued benefits under Allin's Retirement Plan, which value will be based upon the period of time that Allin actually employs an Employee Offeree; and (iv) Short-term and long-term disability. EDS will cooperate with Allin in connection with the making by EDS of the offers of employment contemplated by this Section 3 and the distribution of employment information to the Employee
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Offerees.  Allin and EDS each agree to indemnify and defend the other and to hold the other harmless from any and all claims, actions, damages, liabilities, costs and expenses, including but not limited to reasonable attorneys' fees and expenses (collectively, "Claims"), arising out of, under or in connection with an
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act or omission of the indemnitor in its capacity as an employer of a person and arising out of or relating to (A) federal, state or other laws or regulations for the protection of persons who are members of a protected class or category of persons, (B) sexual discrimination or harassment, (C) work related injury or death, (D) accrued employee benefits not expressly assumed by the indemnitee and (E) any other aspect of the employment relationship or its termination (including but not limited to claims for breach of an express or implied contract of employment) and which, in all such cases, arose when the person asserting the claim, demand, charge, actions, cause of action or other proceeding was or purported to be an employee of the indemnitor.

4.  Amendment of Marketing Agreement.  Allin and EDS acknowledge and agree that
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as a condition precedent to the effectiveness of this Agreement, the parties will enter into an amended and restated Marketing Agreement substantially in the form of the Amended and Restated Marketing Agreement attached hereto as
Exhibit A.
---------

5.  No Third Party Beneficiary.  This Agreement is intended to benefit only the
    --------------------------
parties hereto and their respective successors and permitted assigns and shall not confer upon any other person or entity any rights or remedies.

6.  Counterparts.  This Agreement may be executed in several counterparts, all
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of which taken together shall constitute a single agreement between the parties.


  IN WITNESS WHEREOF, EDS and Allin have executed and delivered this Agreement on the dates set forth below to be effective as of the Effective Date.


ELECTRONIC DATA SYSTEMS              ALLIN COMMUNICATIONS CORPORATION
CORPORATION


By: /s/ William Richard              By: /s/ Richard W. Talarico
    ------------------------------       ---------------------------------

Title: Division Vice President       Title: Chief Executive Officer
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Date: August 11, 1997                Date: July 1, 1997
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